                                      Isco, Inc.
                                 4700 Superior Street
                               Lincoln, Nebraska 68504


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held December 11, 1997


The annual meeting of shareholders of Isco, Inc. will be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska on December 11, 1997 at
2:00 p.m. for the purpose of:

    1. The election, as Directors, of three persons listed in the accompanying Proxy Statement dated November 6, 1997.

    2. Whatever other business may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on October 17, 1997 shall be entitled to notice of the meeting and to vote at the meeting.

In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting you may withdraw your proxy if you wish to do so, and vote in person.




                                  By Order of the Board of Directors





                                  Robert W. Allington
                                  Chairman and Chief Executive Officer

November 6, 1997

                                   PROXY STATEMENT
                                                           November 6, 1997

GENERAL INFORMATION.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 11, 1997. Shareholders of record at the close of business on October 17, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

This Proxy Statement was first mailed to shareholders on November 19, 1997.

As of the close of business on October 17, 1997, the Company had 5,672,092 shares of common stock outstanding ("Common Stock"), all of which are entitled to vote at the annual meeting.

As of the record date, Robert W. Allington, 4700 Superior, Lincoln, Nebraska 68504, owned 2,736,343 shares or 47.75 percent of the Company's outstanding Common Stock plus currently exercisable stock options. Mr. Allington does not hold any stock options. As of the record date, Dimensional Fund Advisors, Inc. owned 457,051 shares or 8.06 percent of the Common Stock outstanding. Dimensional Fund Advisors, Inc. does not hold any stock options.

Each shareholder is entitled to one vote for each share on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares, or to distribute them on the same principle among as many candidates as he or she shall determine.

Proxies which are properly signed and returned will be voted at the annual meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted for the election of the three nominees for Director and in accordance with the instructions of the Board of Directors as to any other matters. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to shareholders. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE VOTED BY PROXY. HOWEVER, IF YOUR SHARES ARE HELD BY YOUR BROKER FOR YOUR ACCOUNT AND YOU DO NOT PERSONALLY HOLD THE CERTIFICATES FOR THE SHARES, YOU SHOULD MARK THE PROXY TO INDICATE THAT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU WILL THEN RECEIVE A "LEGAL PROXY" SHOWING THE NUMBER OF SHARES YOU OWN. BRING THAT "LEGAL PROXY" TO THE ANNUAL MEETING AND YOU WILL THEN BE CREDITED WITH VOTING YOUR SHARES IN PERSON AT THE MEETING.

SHAREHOLDER PROPOSALS.

In the event that any shareholder desires to submit a proposal for action at the 1998 annual meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the Company, no later than July 22, 1998. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 1998 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.


1. ELECTION OF DIRECTORS.

The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors. The Board of Directors has set such number at seven for 1998 and has nominated the three persons listed below for election as Directors to serve until the adjournment of the 1999 annual meeting of shareholders, currently scheduled for December 9, 1999, or until their successors are duly elected and qualified.

The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The first class has a term expiring December 11, 1997 and the second class has a term expiring upon the adjournment of the 1998 annual meeting of shareholders, currently scheduled for December 10, 1998. The Board of Directors has nominated Robert W. Allington, James L. Linderholm and Dale L. Young for election to the first class to serve a two-year term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE THREE NOMINEES.

The proxy holders named in the proxy intend to vote "FOR" the election of the three nominees listed above unless authority to so vote is withheld. In the unexpected event that any of the nominees are unable to serve or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

Following is a list of the names and ages of the three nominees, each of whom is presently serving as a Director. Also listed are the four Directors whose terms expire in 1998. Included is the past five-year business history of each Director and nominee, the year in which each became a Director of the Company, and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 17, 1997.



                                                                Common Stock
                                                                Beneficially
                                                                Owned as of
                                                              October 17, 1997
                                                           ------------------------
                                                              Number
                                                   Director    of
Name of Individual  Age    Employment History       Since    Shares(1)     Percent(2)
------------------  ---  -----------------------   --------  ---------     ----------
Nominees for election for the first class (term expiring December 9, 1999)
-------------------------------------------------------------------------
Robert W. Allington 62  Chairman of the Board and   1959    2,736,343          47.75
                        Chief Executive Officer
                        since 1959; President
                        1959 to October 5, 1995.

James L. Linderholm 59  Chairman and President      1994        3,500            .04
                        since 1986 and 1984,
                        respectively, of HWS
                        Consulting Group, Inc.

Dale L. Young      69   Corporate Secretary         1966       49,420(3)         .86
                        since 1991; Retired
                        Executive Vice
                        President and Cashier
                        of FirsTier Bank, N.A.,
                        Lincoln, NE.

Second class (term expiring December 10, 1998)
----------------------------------------------
John J. Brasch(4)   57  President, Senior           1997          250            .00
                        Technologies, Inc. since
                        1985.

James L. Carrier(5) 48  President and Chief         1997          417            .01
                        Executive Officer,
                        Lester Electrical
                        since 1979.

Douglas M. Grant    51  President and Chief         1988       23,439            .41
                        Operating Officer since
                        October 6, 1995; Vice
                        President August 31,
                        1989 to October 5, 1995;
                        Environmental Division
                        General Manager May 26,
                        1987 to July 15, 1996.

Philip M. Wittig    63  Chief Financial Officer     1967       38,192(6)         .67
                        and Treasurer since 1967.



Executive Officers of the Company collectively hold 2,809,768 shares or 49.03 percent of the outstanding Common Stock plus currently exercisable options.

Executive Officers and Directors collectively hold 2,863,355 shares or 49.97 percent of the outstanding Common Stock plus currently exercisable options.

(1) Unless otherwise noted, all shares are held with sole investment and voting power.
(2) Percentage computed by dividing the number of shares beneficially owned including options currently exercisable by the total shares outstanding on October 17, 1997, including currently exercisable options.
(3) Includes 20,000 shares as to which Dale L. Young has shared voting rights and investment power
(4) Mr. Brasch was appointed by the Board on October 16, 1997 to fill the vacancy created by the resignation of Harris Wagenseil.
(5) Mr. Carrier was appointed by the Board on August 21, 1997 to fill the vacancy created by the resignation of Robert Harris.
(6) Includes 644 shares as to which Philip M. Wittig has shared voting rights and investment power.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS.

The Company's Board of Directors has not established a Nominating Committee.

The Audit Committee, during fiscal 1997, was comprised of Dale L. Young, Chairman and James Linderholm, Secretary. Both are independent members of the Board. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. The Committee met once during fiscal year 1997.

The Compensation Committee, during fiscal 1997, was comprised of Directors Robert L. Harris, Chairman; Dale L. Young, Secretary; James L. Linderholm; and Robert W. Allington (a non-voting member). Mr. Harris resigned from the Board during the fiscal year and Mr. Linderholm became Chairman. The Committee recommends to the Board the compensation programs and salaries for the officers and also acts as the stock option committee. The Committee met four times during fiscal 1997.

The Board of Directors met 12 times in fiscal 1997. None of the directors attended fewer than 75 percent of the total meetings held by the Board and its committees in fiscal 1997.

LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY.

The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.

----------------------------------------------------------------------------
                                                                Year first
                                                                  became
                                                                Executive
                           Position and Principal Occupation    Officer of
Name of Individual   Age             Since July 25, 1997        the Company
-------------------  --- --------------------------------------  -----------
Robert W. Allington  62 Chairman of the Board and Chief              1959
                        Executive Officer since 1959;
                        President 1959 to October 5, 1995.

Vicki L. Benne       35 Controller and Chief Accounting              1991
                        Officer since October 21, 1989.

Alfred G. Craske     54 Vice President, Sales and Marketing          1996
                        since July 18, 1996; Director, Sales
                        and Marketing, May 20, 1996 to
                        July 18, 1996; Vice President,
                        Marketing, Gelman Science, Inc.
                        1994-1996; Vice President, Sales
                        and Marketing, Difco Laboratories
                        1993-1994; Vice President, Sales
                        and Marketing, Hitachi Instruments,
                        Inc. 1991-1993.

Douglas M. Grant   51   President and Chief Operating                1987
                        Officer since October 6, 1995;
                        Vice President August 31, 1989
                        to October 5, 1995; Environmental
                        Division General Manager May 26, 1987
                        to July 15, 1996.

John J. Korab, Jr. 48   Vice President, Corporate Development        1989
                        since December 11, 1989.

Philip M. Wittig   63   Chief Financial Officer and                  1967
                        Treasurer since 1967.

----------------------------------------------------------------------------

EXECUTIVE COMPENSATION.

The following table sets forth a summary of the compensation paid to the chief executive officer and the four other executive officers of the Company whose compensation exceeded $100,000 for the fiscal years ended, July 25, 1997, July 26, 1996, and July 28, 1995.


                                                                                Long-term Compensation
                                                                           --------------------------------
                                            Annual Compensation                     Awards           Payouts
                                      --------------------------------     ----------------------    -------
                                                             Other         Restricted
                                                            Annual           Stock      Options/      LTIP       All Other
Name and Principal             Fiscal  Salary     Bonus   Compensation       Awards       SARs       Payouts   Compensation
Position                        Year     ($)(1)    ($)        ($)              ($)        (#)          ($)         ($)(3)
--------------------           ------ ---------   -----   ------------     ----------  ---------     -------   ------------

Robert W. Allington             1997  233,061       --          --             --         637(2)        --         1,583
Chairman and Chief              1996  230,229       --          --             --         352(2)        --         1,230
Executive Officer               1995  212,026       --          --             --          --           --         5,051

Douglas M. Grant                1997  166,231       --          --             --         674(2)        --         3,173
President and Chief             1996  157,062       --          --             --         387(2)        --         3,498
Operating Officer               1995  136,832     21,475        --             --          --           --         6,686

Alfred G. Craske                1997  132,046     18,750        --             --      10,000(4)        --           511
Vice President, Sales and
Marketing

Philip M. Wittig                1997  118,994       --          --             --         638(2)        --         3,490
Chief Financial Officer         1996  112,944      8,000        --             --         387(2)        --         2,957
and Treasurer                   1995  114,045       --          --             --          --           --         5,721

John J. Korab, Jr.              1997  99,077      12,000        --             --          --           --         2,933
Vice President, Corporate
Development



(1) During fiscal 1996, the Company modified its vacation policy. In January 1996 and 1997, employees were paid for a portion of the vacation hours they had accrued prior to January 1996 which were in excess of a base number of hours. These payments in fiscal 1996 and 1997, respectively, were as follows: Mr. Allington $23,446 and $23,446; Mr. Grant $1,383 and $0; and Mr. Wittig $2,554 and $2,554.

(2) Deferred Stock units earned under the Directors' Deferred Compensation Plan (see Compensation of Directors).

(3) The amounts set forth under "All Other Compensation", includes profit-sharing contributions, including forfeitures and 401(k) matching contributions including forfeitures. Profit sharing contributions including forfeitures and 401(k) matching contributions including forfeitures respectively, for fiscal 1997 were as follows: Mr. Allington - $1,583 and $-0-; Mr. Grant - $1,583 and $1,590; Mr. Craske - $195 and $316;
     Mr. Wittig $1,365 and $2,125 and Mr. Korab - $1,177 and $1,756.

(4)  Option granted pursuant to the 1996 Stock Option Plan.

The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal 1997, and exercised and unexercised options and SARs, if any, held by the chief executive officer and the four other most highly compensated executive officers of the Company during fiscal 1997.




                                                Number of securities
                        Shares                 underlying unexercised    Value of unexercised in-
                       acquired                    options/SARs at       the-money options/SARs
                          on       Value         fiscal year end (#)     at fiscal year end ($)
                       exercise   realized       Exercisable ("Ex")        Exercisable ("Ex")
       Name               (#)        ($)        Unexercisable ("Un")      Unexercisable ("Un")
-------------------    --------   --------     ----------------------    ------------------------
Robert W. Allington       --         --                   --                      --

Douglas M. Grant          --         --            4,600 shares ("Ex")             *
                                                   6,900 shares ("Un")             *
                                                  12,000 shares ("Ex")             *
                                                  28,000 shares ("Un")             *

Philip M. Wittig          --         --            1,533 shares ("Ex")             *
                                                     767 shares ("Un")             *

Alfred G. Craske          --         --            4,000 shares ("Ex")           $1,500
                                                   6,000 shares ("Un")           $2,250

John J. Korab, Jr.        --         --            1,656 shares ("Ex")             *
                          --         --            2,484 shares ("Un")             *



* Share option price is not in-the-money.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

COMPENSATION COMMITTEE. The Compensation Committee ("Committee") for fiscal 1997 was comprised of Directors Robert L. Harris, Chairman; Dale L. Young, Secretary; James L. Linderholm; and Robert W. Allington (a non-voting member). Mr. Harris resigned from the Board during the fiscal year and Mr. Linderholm became Chairman. Messrs. Linderholm and Young are non-employee directors. The committee reviews and recommends to the Board the direct and indirect compensation and employee benefits of the Chairman of the Board, the President, and other elected officers of the Company. The Committee also acts as the stock option committee.

Compensation Principles. The philosophy of the Company with regard to executive compensation is to design executive compensation programs in a manner intended to enhance Company performance and shareholder value by achieving the following objectives:

    - Provide reasonable and appropriate levels of compensation that will attract, motivate, and retain highly qualified executives;

    - Integrate compensation with the Company's business and strategic plans;

    -    Reward both business and individual performance; and

    - Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

Executive Officer Compensation Program. The Company's compensation program for executive officers consists of annual salary, bonuses, and periodic grants of options to purchase the Company's Common Stock. In addition, executives are entitled to customary benefits, including medical and retirement benefits as well as participation in the Company's 401(k) matching contributions plan, that are generally available to employees of the Company. Salary and bonus payments are designed to reward current and past performance, while the stock options are intended to provide incentives for long-term future performance and are directly linked to the interests of the shareholders because the value of options will increase or decrease based directly upon the future price of the Company's Common Stock.

Base Salary. The base salary levels of Company's executives are evaluated periodically by the Committee in view of specific job responsibilities and prevailing salary levels of companies of comparable size and complexity. The Committee utilizes the Ernst & Young National Survey of Executive Compensation, the Wyatt Data Service ECS survey, and Compensation in the Accounting/Financial Field published by Abbott, Langer & Associates as aids in determining whether executive salaries are appropriate and competitive. The Committee's salary decisions were made in the context of past practices and the current competitive environment.

Annual Bonus Compensation. The Committee believes that executive compensation should be based on comparable salaries as determined by professional surveys, but also believes that cash incentives in the form of bonuses for the achievement of Company goals and corporate and individual performance are warranted. A bonus program for fiscal 1997 based on the achievement of established sales and profit goals was committed to President Douglas M. Grant. Mr. Grant did not receive a bonus based under that program. The other executive officers received a bonus based principally on their individual job performances during fiscal year 1997.

Stock Option Compensation. Approximately nine percent of the Company's staff have options which were granted under the expired 1985 Incentive Stock Option Plan. One employee has been granted an option under the 1996 Stock Option Plan approved by the shareholders.

OFFICER COMPENSATION.
Chief Executive Officer. Mr. Allington's salary was not increased during fiscal 1997.

Chief Operating Officer.  Mr. Grant's salary was not increased during fiscal
1997.

Vice President, Sales and Marketing. Mr. Craske's salary was not increased. However, he received a $18,750 for his performance in fiscal 1997. During fiscal 1997, Mr. Craske was granted a 10 year stock option for 10,000 shares of Company stock which vests over a three-year period. Currently, 4,000 shares are vested and remain unexercised.

Chief Financial Officer. Mr. Wittig's salary was increased from $105,520 to $115,520.

Vice President, Corporate Development. Mr. Korab's salary was not increased during fiscal 1997. However, he received a $12,000 bonus for his diligence in the management of the Company's acquisition activities and the management of the Company's investor relations program during difficult times.

Burgess & Associates, a management consulting firm, has been retained to: (1) recommend a market-based salary and short-term incentive program for all elected officers, and (2) develop a long-term incentive program for the officer group. The plan is to be designed to require very specific performance in revenues and income for annual incentive compensation as well as for the granting of stock options.

Overall Review. Fiscal 1997 has been an important year for this Company with the consolidation of the two operating divisions and the acquisition of the Suprex Corporation. New strategic plans have been developed for each of the product lines and the plans were being implemented in a difficult year for the instrument industry. The Committee believes that the executive officers of the Company are positively addressing this Company's problems and opportunities and that the compensation for the executive officers is fair and reasonable for both the officers and the shareholders of the Company.

Submitted by the Compensation Committee of the Company's Board of Directors.

                                       James L. Linderholm, Chairman
                                       Dale L. Young, Secretary
                                       Robert W. Allington (non-voting member)

PERFORMANCE GRAPH.

The following performance graph compares the performance of the Company's common stock to the Standard and Poor's 500 Stock Index and the NASDAQ peer group. The industry peer group, selected by the Company, is comprised of the 81 companies whose stock is traded on NASDAQ and are included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1992 in the Company's stock and the indices. It, also, is assumed that dividends were reinvested when paid and the fiscal year ends July 31.

                             Data Points For Graph
                            Cumulative Total Return
                  ---------------------------------------------
                  7/92    7/93      7/94   7/95    7/96   7/97

Isco Inc.         100       72        63     71      66     59

PEER GROUP        100      108       116    213     199    323

S & P 500         100      109       114    144     168    256


RETIREMENT PLAN.

The Company's defined contribution retirement plan includes a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following: (i) an employee may reduce his or her salary by up to 12 percent, and the Company will match the reduction, up to 10 percent, with a 20 percent matching contribution; (ii) the Company's profit sharing contribution to the plan is equal to approximately 7 percent of its net earnings before income taxes; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants; (iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions after three years of service and 20 percent per year thereafter until 100 percent vested. Management and administrative costs of the plan are borne by the Company. For fiscal year 1997, amounts contributed to the plan for the chief executive officer and the four other most highly compensated executive officers of the Company are set forth as part of the table appearing in the Executive Compensation section.


COMPENSATION OF DIRECTORS FOR FISCAL 1997.

The Directors' Deferred Compensation Plan has been in effect since January 1996. Under the Directors' Deferred Compensation Plan, all Directors receive 35 Deferred Stock Units for each Board and Committee meeting attended, and 240 Deferred Stock Units for the annual Board retainer. In addition, the Corporate Secretary receives an additional 250 Deferred Stock Units annually for serving as Corporate Secretary. At the time the Director ceases to be a member of the Board, the Director's accumulated Deferred Stock Units are converted to shares of the Company's Common Stock at a ratio of 1 to 1 and distributed. Inside Directors do not received compensation for attending committee meetings.

ADDITIONAL INFORMATION.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

For fiscal year 1997, due to an administrative oversight, James L. Linderholm failed to timely file Form 4 after the acquisition of shares of Common Stock of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS. Deloitte & Touche LLP, certified public accountants, are the independent public accountants for the Company.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP has been selected as independent public accountants for the Company for fiscal year 1998.

OTHER MATTERS. The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.





              Robert W. Allington
              Chairman and Chief Executive Officer

                                                                     Appendix A
                                      Isco, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 11, 1997

The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and PHILIP
M. WITTIG, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at The Cornhusker Hotel, 333 South 13th Street, Lincoln, Nebraska, on the 11th day of December 1997, at 2:00 p.m., or any adjournments thereof, as indicated below.

1. Election of Directors
    NOMINEES:  Robert W. Allington, James L. Linderholm and Dale L. Young

    / / Vote FOR all three nominees (except as marked to the contrary below)

    / / WITHHOLD AUTHORITY to vote for all three nominees

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.

    ---------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.


Dated: ______________, 1997
                                  ---------------------------------------------
                                            Signature of Shareholder

                                  ---------------------------------------------
                                            Signature of Shareholder

                                  Please sign exactly as your name appears at
                                  the left.  When signing as attorney,
                                  executor, administrator, trustee, guardian or
                                  conservator,   give full title.  All joint
                                  tenants must sign.

                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                  / / I (we) plan to attend the Annual Meeting.